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                                                                    Exhibit 23.3

[Letterhead of Grant Thornton LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 21, 1999, accompanying the financial statements of the Computer Network Technology Corporation 401(k) Salary Savings Plan included in the annual report on Form 11-K of Computer Network Technology Corporation for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                        /s/ Grant Thornton LLP

Minneapolis, Minnesota
September 29, 1999